                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               PACTIV CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000
                                                       (PACTIV CORPORATION LOGO)

                                                                   April 2, 2007

Fellow Shareholders:

     The Annual Meeting of Shareholders of Pactiv Corporation will be held Friday, May 18, 2007, at 8:00 a.m. at the Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062. A notice of the meeting, a proxy card, a proxy statement containing information about the matters to be acted upon at the meeting, and a copy of the Company's Annual Report are enclosed.

     Your vote is important. I urge all shareholders, even if they plan to attend the Annual Meeting, to please assist us in preparing for the meeting by either completing, executing, and returning your proxy card promptly or using our telephonic or Internet voting procedures, which are described on the proxy card.

                                          Very truly yours,

                                          RICHARD L. WAMBOLD
                                          Chairman and Chief
                                          Executive Officer

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000
                                                       (PACTIV CORPORATION LOGO)

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2007

     The Annual Meeting of Shareholders of Pactiv Corporation will be held May 18, 2007, at 8:00 a.m. at the Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062, for the following purposes:

     1. To elect eight directors for a term to expire at the 2008 Annual Meeting of Shareholders;

     2. To ratify the engagement of Ernst & Young LLP as the Company's independent public accountants for the year 2007; and

     3. To consider any other matters as may be properly brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Shareholders of record at the close of business on March 19, 2007, are entitled to vote at the meeting. A list of these shareholders will be available for inspection for 10 days preceding the meeting at the corporate headquarters of the Company, 1900 West Field Court, Lake Forest, Illinois, 60045, and at the Hilton Northbrook hotel, and will also be available for inspection at the Annual Meeting of Shareholders.

     If you plan to attend the Annual Meeting, please note that you will be required to bring your admission ticket (attached to the proxy card) or a brokerage statement showing your ownership in accordance with the admission policy described on page 31 of the proxy statement.



                                           By Order of the Board of Directors

                                                    JOSEPH E. DOYLE
                                                       Secretary
April 2, 2007

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000
                                                       (PACTIV CORPORATION LOGO)

                                PROXY STATEMENT

     The Board of Directors of Pactiv Corporation, a Delaware corporation (the "Company"), is soliciting your proxy for use at the Company's Annual Meeting of Shareholders to begin at 8:00 a.m. on May 18, 2007, and at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement, and the accompanying Notice of Annual Meeting of Shareholders, proxy card and Annual Report, are first being sent or given to the Company's shareholders entitled to vote at the Annual Meeting on or about April 2, 2007.

                               TABLE OF CONTENTS

Proposals Submitted for Vote................................    2
Election of the Board of Directors of the Company (Proposal
  1)........................................................    2
  Biographical Information..................................    3
  Stock Ownership of Directors and Executive Officers.......    5
  Corporate Governance......................................    5
  Board of Directors........................................    6
  Board Committees..........................................    7
  Shareholder Nominations...................................    8
  Other Governance Matters..................................    9
  Compensation of Directors.................................   10
  Compensation Committee Interlocks and Insider
     Participation..........................................   11
Executive Compensation......................................   11
  Compensation Discussion and Analysis......................   11
  Compensation Committee Report.............................   18
  Summary Compensation Table................................   19
  2006 Grants of Plan-Based Awards..........................   20
  Outstanding Equity Awards at Fiscal Year-End 2006.........   22
  2006 Options Exercised and Stock Vested...................   23
  2006 Pension Benefits.....................................   23
  2006 Non-Qualified Deferred Compensation..................   24
  Potential Payments Upon Termination or Change in
     Control................................................   25
Audit Committee Disclosure..................................   27
  Audit Committee Report....................................   27
  Audit and Non-Audit Fees..................................   28
  Pre-Approval Policy.......................................   28
Ratification of Ernst & Young LLP as Independent Public
  Accountants for 2007 (Proposal 2).........................   29
Other Information...........................................   29
  Certain Beneficial Owners.................................   29
  Section 16(a) Beneficial Ownership Reporting Compliance...   29
  Shareholder Nominations and Other Proposals for 2008
     Annual Meeting of Shareholders.........................   30
  Reports...................................................   30
  Annual Report on Form 10-K................................   30
Questions and Answers Regarding Annual Meeting and Voting...   31

                          PROPOSALS SUBMITTED FOR VOTE

PROPOSAL 1: ELECTION OF DIRECTORS

     NOMINEES. At the Annual Meeting, you will elect eight individuals to the Board of Directors. Each director will hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Nominees for election this year are Larry D. Brady, K. Dane Brooksher, Robert J. Darnall, Mary R. (Nina) Henderson, N. Thomas Linebarger, Roger B. Porter, Richard L. Wambold and Norman H. Wesley. For biographical information about each nominee, see "Election of the Board of Directors of the Company -- Biographical Information."

     FAILURE TO SERVE. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, your proxy will be voted at the Annual Meeting for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Board of Directors.

     VOTE REQUIRED. You may vote for, vote against, or withhold your vote from, any of the director nominees. Assuming a quorum is present, each director nominee receiving more "for" votes than "against" votes at the Annual Meeting will be elected as a director. If an incumbent director is not re-elected, the director is required to promptly tender his or her resignation to the Board, which will act on such resignation as discussed at page 6, below.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     INDEPENDENT PUBLIC ACCOUNTANTS. The Audit Committee of the Board of Directors has engaged Ernst & Young LLP as the Company's independent public accountants for the year 2007. The Company is asking its shareholders to ratify this engagement.

     VOTE REQUIRED. You may vote for, vote against, or abstain from voting on this proposal. Assuming a quorum is present, the vote of a majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote will be required to ratify the engagement of Ernst & Young LLP as the Company's independent public accountants for the year 2007.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2007.

     Additional information regarding the Annual Meeting and voting is included in the "Questions and Answers Regarding Annual Meeting and Voting" on page 31.

               ELECTION OF THE BOARD OF DIRECTORS OF THE COMPANY
                                  (PROPOSAL 1)

BIOGRAPHICAL INFORMATION

     Below are the current members of the Company's Board of Directors, each of whom is standing for re-election at the Annual Meeting.


                                Larry D. Brady is Chairman and Chief Executive Officer of
(LARRY D. BRADY PHOTO)          Intermec Inc., a business technologies company. Mr. Brady is also a director of Intermec Inc. and Baker Hughes
                                Incorporated. Mr. Brady is 64 years old, has been a director of the Company since November 1999, and is a member of the
                                Audit Committee and chairman of the Three-Year Independent
                                Director Evaluation Committee.
--------------------------------------------------------------------------------------------
                                K. Dane Brooksher is Chairman of ProLogis, an operator of a
(K. DANE BROOKSHER PHOTO)       global network of industrial distribution facilities. From
                                March 1999 to December 31, 2004, Mr. Brooksher served as
                                Chairman and CEO of ProLogis. Prior to joining ProLogis, Mr.
                                Brooksher was Area Managing Partner and Chicago Office
                                Managing Partner of KPMG Peat Marwick (now KPMG LLP),
                                independent public accountants, where he served on the Board of Directors and Management Committee and as International
                                Development Partner for Belgium and the Netherlands. Mr.
                                Brooksher is also a trustee of ProLogis and a director of
                                Qwest Communications International Inc. and Cass Information
                                Systems, Inc., and he serves as an Advisory Board Member of the J.L. Kellogg Graduate School of Management of
                                Northwestern University. Mr. Brooksher is 68 years old, has been a director of the Company since March 2003, and is
                                chairman of the Audit Committee.
--------------------------------------------------------------------------------------------

                                Robert J. Darnall retired as Chairman of Prime Advantage
(ROBERT J. DARNALL PHOTO)       Corporation, a supplier of strategic sourcing services and logistics management for industrial manufacturers, in
                                January 2002, having held such position since 2000. Prior to that, Mr. Darnall held various executive positions at Inland
                                Steel Company and Ispat International. Mr. Darnall is also a director of Cummins, Inc., HSBC North American Holdings,
                                Inc., Sunoco, Inc., and United States Steel Corporation. Mr.
                                Darnall is 69 years old, has been a director of the Company since March 2000, and is chairman of the
                                Compensation/Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.
--------------------------------------------------------------------------------------------

                                Mary R. (Nina) Henderson is a consultant to the consumer
(MARY R. HENDERSON PHOTO)       goods industry. Previously, Ms. Henderson held various
                                executive positions, including Corporate Vice President,
                                Global Core Business Development, at Bestfoods, Inc. Ms.
                                Henderson is also a director of AXA Financial, Inc., Del
                                Monte Foods Company, Royal Dutch Shell, p.l.c., and a
                                trustee of Drexel University. Ms. Henderson is 56 years old, has been a director of the Company since January 2000, and is a member of the Audit Committee.

                                N. Thomas Linebarger is Executive Vice President of Cummins, Inc. and President of
                                Cummins Power Generation, a manufacturer of diesel and natural gas powered generator sets and systems. From 2000-03, Mr. Linebarger had been Vice President and Chief Financial Officer of Cummins, Inc. Linebarger is 44 years old, has been a director since November 2005, and is a member of the Audit Committee.
(N. THOMAS LINEBARGER PHOTO)
-------------------------------------------------------------------------------------------------------------------

                                Roger B. Porter is the IBM Professor of Business and Government at Harvard
(ROGER PORTER PHOTO)            University. Mr. Porter has served on the faculty at Harvard University since 1977.
                                Mr. Porter also held senior economic policy positions in the Ford, Reagan and
                                George H. W. Bush White Houses, including serving as assistant to the President for economic and domestic policy from 1989 to 1993. Mr. Porter is also a director of
                                Extra Space Storage, Inc., Tenneco Inc., Packaging Corporation of America and Zions
                                Bancorporation. Mr. Porter is 60 years old, has been a director of the Company since November 1999 and is a member of the Compensation/Nominating/Governance
                                Committee and the Three-Year Independent Director Evaluation Committee.
-------------------------------------------------------------------------------------------------------------------

                                Richard L. Wambold has been Chairman of the Company since March 2000, and has been
(RICHARD L. WAMBOLD PHOTO)      Chief Executive Officer since its spin-off in November 1999. Mr. Wambold is also a director of Cooper Tire and Rubber Company. Mr. Wambold is 55 years old and has been a director of the Company since June 1999.
-------------------------------------------------------------------------------------------------------------------

                                Norman H. Wesley has been the Chairman and Chief Executive Officer of Fortune
(NORMAN H. WESLEY PHOTO)        Brands, Inc., a consumer products company, since December 1999. Mr. Wesley is also a director of Fortune Brands, Inc., ACCO Brands Corporation and R.R. Donnelly &
                                Sons Company. Mr. Wesley is 57 years old, has been a director of the Company since
                                December 2001, and is a member of the Audit Committee and the Compensation/
                                Nominating/Governance Committee.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of common stock and Common Stock Equivalents of the Company beneficially owned as of February 28, 2007 by: (i) each director or nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all executive officers, directors, and nominees for director as a group.

                                 SHARES OF
                                  COMMON                      COMMON       TOTAL SHARES,
                                   STOCK                      STOCK         OPTIONS AND    PERCENT OF
DIRECTORS                        OWNED(1)    OPTIONS(2)   EQUIVALENTS(3)    EQUIVALENTS     CLASS(4)
---------                        ---------   ----------   --------------   -------------   ----------
Larry D. Brady.................     4,157        8,266        27,329            39,752           *
K. Dane Brooksher..............     3,000       18,000         9,774            30,774           *
Robert J. Darnall..............     5,000       12,000         8,904            25,904           *
Mary R. (Nina) Henderson.......         0       24,000        11,499            35,499           *
N. Thomas Linebarger...........         0            0         9,926             9,926           *
Roger B. Porter................     4,147       31,132        27,529            62,808           *
Richard L. Wambold.............   175,864    1,829,594        93,914         2,099,372        1.51%
Norman H. Wesley...............     4,000       24,000         8,922            36,922           *
EXECUTIVE OFFICERS
------------------
Andrew A. Campbell.............   161,540      853,000       128,829         1,143,369           *
Peter J. Lazaredes.............    57,186      284,920           429           342,535           *
John N. Schwab.................    38,112      244,991        53,401           336,504           *
James V. Faulkner, Jr.(5)......    23,290       36,246        12,539            72,075           *
All executive officers and
  directors or nominees as a
  group (13 individuals).......   494,596    3,366,149       397,792         4,258,537        2.95%

---------------

 *  less than one percent

(1) Includes shares held in the Pactiv Corporation 401(k) Savings and Investment Plan (the "401(k) Plan"). Each person listed has sole voting and investment power over the shares set forth in this column, except shares held in the 401(k) Plan are held of record by the trustee of such plan, are voted by the trustee in accordance with instructions received from plan participants, and may be transferred by the beneficiary only in accordance with the terms of the plan.

(2) Shares that are subject to options exercisable as of February 28, 2007, or within 60 days of such date. Such shares cannot be voted or transferred until acquired.

(3) Common Stock Equivalents are amounts invested in the Pactiv Stock Index Fund under the Company's Deferred Compensation Plan (the "DCP") or Deferred Retirement Savings Plan (the "DRSP"). These plans and the Pactiv Stock Index Fund are discussed below at page 24. Common Stock Equivalents do not have voting rights.

(4) Assuming, for each person listed, his or her exercise of the options set forth above, but excluding Common Stock Equivalents.

(5) Mr. Faulkner retired from the Company effective December 31, 2006.

CORPORATE GOVERNANCE

     The Company is committed to good business practices including uncompromising integrity, transparency in financial reporting, full and timely disclosure of reportable corporate events, and thoughtful and effective corporate governance. To that end, the Board regularly reviews the Company's corporate governance policies and practices in light of these principles and the requirements of the Sarbanes-Oxley

Act of 2002, the rules of the Securities and Exchange Commission (SEC) and the requirements of the New York Stock Exchange (NYSE). Based on this review, the Board has formalized certain procedures and standards as part of its corporate governance structure. This section outlines the key components of the Company's corporate governance structure.

BOARD OF DIRECTORS

     The Board of Directors currently consists of eight members, including seven who are not officers or employees of the Company (the "Non-Management Directors") and one (Mr. Wambold) who is the CEO of the Company. The Board has determined that all Non-Management Directors are "independent" under the rules of the SEC and NYSE and under the definition of independence in our Corporate Governance Guidelines. In addition to meeting the "bright-line" tests of the SEC and the NYSE for determining independence, the Board has affirmatively determined that no Non-Management Director has any material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In making this determination the Board considered all relevant facts and circumstances that constituted each director's relationship with the Company from the director's standpoint as well as from that of the persons or organizations with which the director has such an affiliation. The determination that each Non-Management Director is independent and has no material relationship with the Company was made following reviews of questionnaires completed by all directors, and an internal "cross-checking" review by the Company to confirm whether the Company had any relationships with companies with whom the Non-Management Directors are affiliated.

     Non-Management Directors meet in regularly scheduled executive sessions without management. The role of presiding director at such executive sessions is rotated among all Non-Management Directors.

     Shareholders and other interested parties may communicate directly with the Board of Directors (including with the Non-Management Directors only, or with any specific director) in accordance with the following process. All communications should be sent to the Company's Secretary at 1900 West Field Court, Lake Forest, Illinois 60045, and should prominently indicate on the outside of the envelope that it is intended for the full Board of Directors, for Non-Management Directors only, or for any particular director. The Secretary will review the communications and, pursuant to instructions from the Non-Management Directors, remove any communications that are purely commercial in nature. All other communications will be promptly forwarded to the specified director or directors. The Board will be advised of any communication excluded by the Secretary as being purely commercial in nature, and such communication will be made available to any director who wishes to review it.

     The Board of Directors held seven meetings in 2006. Each director attended more than 75% of the meetings of the Board and of the Board committees on which he or she served. It is a policy of the Board that directors are expected to attend the Annual Meetings of Shareholders. Seven members of the Board attended the Company's 2006 Annual Meeting of Shareholders.

     The Company amended its By-Laws in 2006 to provide that in uncontested elections the election of directors will be by a majority vote. If in an uncontested election any incumbent director receives more "against" votes than "for" votes with respect to such director's election, such director shall promptly tender his or her resignation to the Board. The Compensation/Nominating/Governance Committee will make a recommendation to the Board whether to accept or reject such resignation, or whether other action should be taken. The Board will accept such resignation unless there is a compelling reason not to do so. The Board will publicly disclose its decision, and the rationale behind its decision, within 90 days from the certification of the election results. In contested elections -- where the number of nominees exceeds the number of directors to be elected -- directors will continue to be elected by a plurality vote so as to guard against the risk of a "failed election" where no nominee receives a majority of the votes.

BOARD COMMITTEES

     The Board has three standing committees, each comprised solely of Non-Management Directors, all of whom are independent under the rules of the SEC and the NYSE and as determined by the Board of Directors. The committees on which each director serves are listed in the Biographical Information for the directors, above. In addition, on an ad hoc basis, the Board may designate from time to time a Non-Management Director as the "lead" director with respect to special matters or discussions affecting the Company. The responsibilities and authority of the standing committees are as follows:

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE. The
Compensation/Nominating/Governance Committee (the "C/N/G Committee") operates under a written charter adopted by the Board of Directors, a copy of which is posted on the Company's website (www.Pactiv.com) under the Investor Relations/Governance link. In addition, the Company will provide a copy of the C/N/G Committee's charter to any shareholder or other interested party who requests it by writing to the Secretary of the Company. The C/N/G Committee reviews and reassesses the adequacy of the Committee's charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the C/N/G Committee's primary duties and responsibilities as follows:

     - Examine periodically the philosophy and structure of the Company's compensation programs.

     - Oversee and act on behalf of the Board of Directors with respect to the benefit and compensation plans of the Company.

     - Review and determine the desirable balance of experience, qualifications and expertise among members of the Board of Directors.

     - Review possible candidates for membership on the Board of Directors (including nominations proposed by shareholders) and recommend a slate of nominees for election as directors at the Company's Annual Meeting of Shareholders.

     - Review the function and composition of the other committees of the Board of Directors and recommend membership on such committees.

     - Review the qualifications and recommend candidates for election as officers of the Company.

     In performing its duties, the C/N/G Committee has the authority to take such action as it deems appropriate to implement the purposes of the C/N/G Committee. The Committee has retained Hewitt Associates LLC as a compensation consultant to advise the Committee in connection with matters pertaining to executive compensation, including advising as to market levels and practices, plan design and implementation, and best practices and governance principles. The Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company's management, employees and such other persons as the Committee sees fit. The C/N/G Committee generally meets with its compensation consultant in executive session (without management) after each of its meetings, and at other times as necessary.

     All members of the C/N/G Committee are independent Non-Management Directors. Mr. Darnall is Chairman of the C/N/G Committee. The C/N/G Committee held six meetings in 2006.

     AUDIT COMMITTEE. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is also posted on the Company's website (www.Pactiv.com) under the Investor Relations/Governance link. In addition, the Company will provide a copy of the Audit Committee's charter to any shareholder or other interested party who requests it by writing to the Secretary of the Company. The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the Audit Committee's primary duties and responsibilities as follows:

     - Appointment, compensation and oversight over the work of the Company's public accountants.

     - Monitor the integrity of the Company's financial statements.

     - Monitor the Company's compliance with its corporate code of conduct and legal and regulatory requirements.

     - Monitor the Company's public accountants' qualifications and independence.

     - Monitor the performance of the Company's internal audit function and public accountants.

     - Provide an avenue of communication among the independent auditors, management, internal auditors and the Board of Directors.

     - Discuss with management the Company's major financial risk exposures and steps taken to monitor and control them.

     In performing its duties, the Audit Committee has the authority to take such actions as it deems appropriate to implement the purposes of the Audit Committee. The Committee may retain special legal, accounting, or other consultants, and meet in separate executive sessions with the Company's public accountants, its internal auditors, employees, management, and such other persons as the Committee sees fit. The Audit Committee meets regularly in executive session (without management) with the Company's independent public accountants, its tax advisors, its internal auditors, and others as it deems necessary.

     All members of the Audit Committee are independent Non-Management Directors and are financially literate. Mr. Brooksher, the Committee's Chairman, is the Company's "Audit Committee Financial Expert" as defined by the SEC. The Audit Committee held ten meetings in 2006.

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION COMMITTEE. The Three-Year Independent Director Evaluation Committee (the "TIDE Committee") has the responsibility, among other things, to review the Company's Qualified Offer Plan Rights Agreement (adopted in November 1999) at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate such Plan. The TIDE Committee did not meet in 2006.

SHAREHOLDER NOMINATIONS

     The Board has adopted a policy with respect to nominations by shareholders of candidates to the Board of Directors; the C/N/G Committee is responsible for the implementation of this policy. Under this policy, to submit a candidate for consideration by the C/N/G Committee a shareholder must notify the Company's Secretary at least 90 but not more than 120 days prior to the first anniversary of the date of the prior year's annual meeting (subject to change if the date of the annual meeting is more than 30 days before or 70 days after the anniversary date of the prior year's annual meeting). The notice must meet all of the requirements contained in the Company's By-laws and must set forth (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) any other information relating to the shareholder or proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (iv) any other information the shareholder believes is relevant concerning the proposed nominee; (v) a written consent of the proposed nominee(s) to being named in the proxy statement as a nominee and to serve as a director if elected; (vi) the name and record address of the shareholder submitting the notice; (vii) the number of shares of voting stock of the Company which are owned of record or beneficially by the shareholder submitting the notice; (viii) a representation of whether, if the proposed nominee is not nominated by the Board of Directors, the shareholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice; (ix) a representation of whether the shareholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to the Company's shareholders, or (b) otherwise to solicit proxies from shareholders in support of such nomination; and (x) a description of all arrangements or understandings between the shareholder submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder submitting the notice.

     The C/N/G Committee will consider all proposed nominees for the Board of Directors, including those put forward by shareholders, in accordance with the charter of the C/N/G Committee and the Company's Corporate Governance Guidelines to determine whether they might make good candidates for consideration for membership on the Board of Directors. This will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries, and such other factors as the C/N/G Committee determines are relevant in light of the needs of the Board of Directors and the Company. There are no specific minimum qualifications that the C/N/G Committee believes must be met by a nominee. The Board of Directors believes that its nominees should reflect a diversity of experience at a policy-making level in businesses and in areas relevant to the Company's activities. The Board shall not discriminate among qualified candidates based on gender, race, ethnicity or age. The C/N/G Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

OTHER GOVERNANCE MATTERS

     The Board has adopted other policies and procedures related to corporate governance, some of which are summarized below. All of these policies are written and posted on the Company's website (www.Pactiv.com) under the Investor Relations/Governance link. In addition, the Company will provide a copy of the policies to any shareholder or other interested party who requests them by writing to the Secretary of the Company.

     CODE OF BUSINESS CONDUCT AND ETHICS. The Company's Code of Business Conduct and Ethics requires all employees, officers and directors of the Company to respect and comply with all applicable laws, rules and regulations and, beyond that, to act with honesty, integrity, and in the best interests of the Company. The Code of Business Conduct and Ethics outlines the key principles of expected behavior for Pactiv employees, officers and directors, including matters relating to conflicts of interest, confidentiality, fair dealing, accounting complaints, and procedures for reporting illegal or unethical behavior as well as the expected ethical behavior in many other business areas.

     CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS. The Company's Code of Ethical Conduct for Financial Managers is applicable (in addition to the Code of Business Conduct and Ethics) to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, Tax Director, Audit Director, Assistant Controller, Assistant Treasurer and managers reporting to each of these positions who are responsible for accounting and financial reporting, and any other persons performing similar functions, and the Controllers of business units and all managers reporting to them. This Code covers a range of financial and non-financial business practices and procedures, requiring Financial Managers to act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to fully and fairly disclose appropriate information in a timely and understandable manner, and otherwise to act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated. Any waiver of the Code of Ethical Conduct for Financial Managers -- there have been none -- may be made only by the Audit Committee and will be promptly disclosed as required by law or the NYSE rules.

     CORPORATE GOVERNANCE GUIDELINES. The Company's Corporate Governance Guidelines set forth certain standards for the Company's Board of Directors and management. These include director qualification standards, director responsibilities, and other matters relating to the functions of the Board of Directors, its interaction with management and with the Company's advisors, and other matters.

     RELATED PARTY TRANSACTION POLICY. The Company's Related Party Transaction Policy generally provides that the C/N/G Committee shall review and approve or disapprove all transactions with related parties involving more than $120,000. In determining whether to approve a transaction, the C/N/G Committee shall take into account, among other factors it deems appropriate, whether the transaction is on terms not less favorable than terms generally available to or from an unaffiliated third party, and the extent of the related party's interest in such transaction. Certain types of transactions are pre-approved, so that specific approval is not required, where the nature of the relationship or the size of the transaction was deemed not likely to give rise to conflicts of interest. There were no transactions with related parties in 2006 that required, or would have required, disclosure under such policy, or under the rules of the SEC or NYSE.

COMPENSATION OF DIRECTORS

     The Company's philosophy for compensation of its Non-Management Directors (directors who are employed by the Company receive no compensation for serving on the Board or any committees of the Board) is to provide compensation comparable to that paid to directors at similarly-sized companies, and, through its stock ownership requirements, to align director's interest with shareholder returns. For 2006, Non-Management Directors received the following compensation:

                                                           FEES EARNED
                                                           OR PAID IN      STOCK
NAME(1)                                                      CASH(2)     AWARDS(3)    TOTAL
-------                                                    -----------   ---------   --------
Larry D. Brady...........................................    $66,000      $60,000    $126,000
K. Dane Brooksher........................................    $73,000      $60,000    $133,000
Robert J. Darnall........................................    $73,000      $60,000    $133,000
Mary R. Henderson........................................    $67,000      $60,000    $127,000
N. Thomas Linebarger.....................................    $67,000      $60,000    $127,000
Roger B. Porter..........................................    $67,000      $60,000    $127,000
Norman H. Wesley.........................................    $72,000      $60,000    $132,000

---------------

(1) Richard L. Wambold, the Company's Chairman and CEO, is not included in this table because, as an employee, he received no compensation as a director. Mr. Wambold's compensation as an employee is shown on the Summary Compensation Table below.

(2) Cash compensation includes (a) an Annual Retainer of $55,000; (b) an Annual Retainer of $12,000 for Audit and C/N/G Committee Chairs; (c) an Annual Retainer of $6,000 for other Audit and C/N/G Committee Members; (d) Attendance Fees of $1,000 per Board meeting (excluding teleconference meetings); and (e) TIDE Committee Meeting Attendance Fee of $1,000.

(3) Directors receive an annual grant of Stock Equivalent Units equal to $60,000. Stock Equivalent Units are issued at the closing price of the Company's common stock on the date of issuance. The number of Stock Equivalent Units to be issued is computed annually, generally at the time of the Board meeting held in conjunction with the Company's Annual Meeting of Shareholders (usually held in May). For the year from the 2006 Annual Meeting to the 2007 Annual Meeting, each director received 2,423 Stock Equivalent Units, which were either credited to the director's DCP account (discussed below) or paid in cash.

     The portion of the Annual Retainer paid in Stock Equivalent Units is automatically deferred into the Pactiv Common Stock Index Fund under the Company's Deferred Compensation Plan (the "DCP") until the director meets the stock ownership requirements (described below). Thereafter, the amounts may be taken in Stock Equivalent Units under the DCP or cash (which may be deferred under the DCP), as elected by the director. The cash portion of the Annual Retainer, and all Committee Chair/Member fees and meeting fees, may be deferred under the DCP, and may be invested in a variety of investment options, including the Pactiv Common Stock Index Fund, available under the DCP. The director may elect distributions under the DCP in a lump sum, or in up to five equal annual installments.

     Directors are required to own at least 10,000 shares of Pactiv common stock or Common Stock Equivalents, to be achieved annually on a pro rata basis within five years of joining the Board. If a director is not on track to achieve such level within five years, a portion of such director's Annual Retainer otherwise payable in cash may, at the discretion of the Board, be paid in Stock Equivalent Units. All directors have achieved or are on track to achieve the share ownership requirement.

     Non-Management Directors also are reimbursed for their expenses for attending Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Darnall, Porter and Wesley are the current members of the C/N/G Committee, all of whom are independent. During 2006, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the C/N/G Committee of the Board.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     The purpose of this Compensation Discussion and Analysis (the "CD&A") is to provide shareholders with material information about the compensation objectives and policies for the Company and, specifically, for the CEO, the Chief Financial Officer, and the other three most highly compensated officers of the Company as of December 31, 2006 (together, the "Named Executive Officers"). This CD&A provides an overview of the purposes and mechanics of the elements of executive compensation discussed elsewhere in this proxy statement.

     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The C/N/G Committee of the Board (referred to in this CD&A as the "Committee"), which oversees the Company's compensation program, is comprised entirely of independent Board members. The Committee operates under a written charter, as discussed above. The Committee's primary responsibilities with respect to compensation are to:

     - Establish the Company's total compensation philosophy, and ensure that the Company's programs are reflective of the philosophy.

     - Establish the compensation of the CEO.

     - Review and approve the CEO's compensation recommendations with respect to non-CEO compensation.

     - Monitor and administer awards under the Company's equity compensation plans.

     - Approve special programs and program enhancements.

     - Report routinely to the Board in executive sessions.

     PROCESS

     The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. The Committee has engaged Hewitt Associates LLC as an outside compensation consultant to advise it on executive compensation matters, and has determined that Hewitt is independent.

     In addition to the Committee members, Mr. Wambold regularly attends the Committee meetings, except that portion of each meeting that is held in executive session. Mr. Wambold has no vote on items presented at the meeting. Either the Secretary or the General Counsel also attends the meetings in order to draft the minutes, which are approved by the Committee at the next subsequent meeting. The Company's Vice President and Chief Human Resources Officer ("VP-CHRO") and representatives from Hewitt are generally invited to attend all or a portion of the Committee meetings, depending on the nature of the agenda items. The Committee Chair, in consultation with the VP-CHRO, determines the agenda for each meeting. The VP-CHRO prepares the meeting materials, which are sent to the Committee in advance, and interacts with the Committee Chair as required in between meetings.

     OBJECTIVES OF THE COMPANY'S COMPENSATION PROGRAMS

     The objectives of the Company's compensation programs are to:

     - Reinforce a results-oriented management culture with executive pay that varies according to overall Company and individual performance against articulated business goals and core behavioral standards.

     - Place more emphasis and leverage on variable performance-based "at risk" (versus fixed) compensation as an executive's responsibilities increase.

     - Require the Company's executives to acquire and retain a significant equity interest in the Company.

     DESIGN OF THE COMPENSATION PROGRAM

     The compensation program for executives is designed to:

     - Attract, retain, and motivate key executive talent.

     - Encourage and reward performance.

     - Provide for an appropriate mix between fixed and at-risk compensation (approximately 74% of the compensation opportunities awarded to the Named Executive Officers in 2006 was dependent on the achievement of performance objectives).

     - Balance short-term and long-term goals (approximately 55% of total compensation for the Named Executive Officers in 2006 was delivered in the form of long-term programs).

     Specifically, in designing the compensation program and in determining executive compensation, the Committee considers the following factors:

     - The Company's operating and financial performance compared with its annual and long-term financial goals, as measured by quantitative standards including earnings per share, return on capital employed and free cash flow, as well as analysis relative to the performance of the Company's compensation survey peer group (discussed below).

     - The Company's performance compared to its goals in other areas, such as health and safety, environmental matters, product innovation and development, working capital management, customer service and diversity.

     - Competitive compensation levels for each of the executive positions, as well as each executive's contributions to the Company's overall results.

     - The Company's size and complexity compared with companies in the compensation survey peer group.

     - The cost to the Company in terms of accounting results, use of cash, and stock dilution, as well as the tax treatment of awards, both to the Company and the executives.

     As part of this process, the Committee reviews "tally sheets" for each of the Named Executive Officers, which contain a three-year total compensation history and an estimate of wealth accumulated through the Company's compensation and benefit and projected retirement benefits.

     SETTING EXECUTIVE COMPENSATION LEVELS

     To ensure that the Company's compensation and benefit programs are properly benchmarked, the Committee compares the Company's compensation and benefit practices and levels of pay to a compensation survey group, prepared by Hewitt and approved by the Committee, and to general industry survey data, using regression analysis to ensure data comparability. Companies are selected based on the following criteria (although any given company does not need to meet all of the criteria in order to be included): (a) are of a similar size; (b) have executive positions that are similar in terms of scope of responsibility; and
(c) participate in similar businesses. For 2006, the compensation survey group consisted of the following 17 companies: Alberto-Culver Company, Avery Dennison Corporation, Ball Corporation, Bausch & Lomb Incorporated, Becton Dickinson and Company, The Black & Decker Corporation, Brunswick Corporation, The Clorox Company, Hasbro, Inc., McCormick & Company, Inc., MeadWestvaco Corporation, S.C. Johnson Consumer Products, The Scotts Miracle-Gro Company, Sonoco Products Company, Tupperware Corporation, USG Corporation, and W.W. Grainger, Inc.

     The Committee attempts to design programs that deliver total compensation for executives that approximates the 50th percentile (size adjusted) of the compensation survey peer group for the achievement of "at target" performance. Actual payouts may be substantially above or below the 50th percentile depending on actual performance compared to the target. Based on the Committee's most recent review of data for the compensation peer group, at target net total compensation (defined as base salary, annual incentives, and long-term incentives) for the Company's executive officer group was at approximately the 50th percentile of the compensation survey peer group. Actual payouts for 2006, however, were above the 50th percentile, as the Company's performance exceeded all of the pre-established goals in 2006.

     ELEMENTS OF COMPENSATION

     The Company's compensation program consists of base salary, annual incentive awards, long-term incentives, benefits, and perquisites. Annual incentive awards and long-term incentives are governed by the 2002 Incentive Compensation Plan (the "ICP"). The Company also imposes stock ownership requirements on its executives, has deferred compensation plans that allow eligible employees to defer receipt of portions of their compensation, and has a change-in-control plan in place for senior executives. None of the Company's officers has an employment contract. A description of each of the compensation program elements follows:

     BASE SALARY

     The Committee reviews base salaries for the CEO and other senior executive officers annually, usually in February, and determines if an adjustment is appropriate. The Committee considers a number of factors when reviewing base salaries: the executive's individual performance, level of responsibility, experience, and the salaries paid to the position within the compensation survey peer group as well as in broader industry, and the relative position of base salaries among peer executives. During 2006, the Committee approved the following salary increases for the Named Executive Officers, all effective on March 1, 2006:

                                                              BASE SALARY
                                                               INCREASE      BASE SALARY
EXECUTIVE OFFICER                                               AMOUNT      AFTER INCREASE
-----------------                                             -----------   --------------
Richard L. Wambold..........................................    $50,000        $910,000
Andrew A. Campbell..........................................    $14,000        $394,365
Peter H. Lazaredes..........................................    $21,000        $435,000
John N. Schwab..............................................    $11,900        $351,900
James V. Faulkner, Jr. .....................................    $11,400        $337,400

     ANNUAL INCENTIVE AWARDS

     Under the ICP, the Company may award annual incentive awards, which are cash payments in amounts that are a percentage of the employee's base salary and tied to the Company's achievement of certain pre-established performance goals. The amount that may be earned is 0% to 200% of the target amount for a participant. For the Named Executive Officers, the targets range from 55% to 100% of base salary. Performance measures selected by the Committee for 2006 were earnings per share, excluding Extraordinary Items (as defined in the ICP), which is weighted 70%, and free cash flow, which is weighted 30%. The Committee may adjust the amounts so determined by up to 30% to reflect other factors that the Committee determines are important. Historically, and in 2006, the earnings per share and free cash flow goals were based on the Company's Annual Operating Plan for that year, which is reviewed and approved by the Board of Directors in the first quarter of such year. Over the past three years, the annual incentive awards have been paid out below target, approximately at target, and, in 2006, above target. This variance in results supports the Committee's view that the target levels are set appropriately and that the annual incentive awards are truly performance-based.

     The 2006 target levels were $1.11 ($0.93 excluding Extraordinary Items) for earnings per share and $140 million for free cash flow. The Company exceeded its earnings per share goal by approximately 50% and its free cash flow goal by approximately 100%. Based on these results, and other factors considered by the Committee, the Committee determined to pay out the 2006 annual incentive awards at 200% of the target amounts.

     For those Named Executive Officers whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code, annual incentive awards are also contingent upon the achievement of performance that creates a pool under the terms of the ICP equal to 2 1/2% of the Company's consolidated operating earnings. The pool was allocated 40% to the CEO and 15% to each of the other Named Executive Officers, and such amounts cap the amount of the annual incentive award that may be paid to such Named Executive Officers. For 2006, the pool exceeded the amount of annual incentive awards proposed to be paid to the Named Executive Officers, and therefore the pool did not limit payments under the program to such persons and the 2006 awards were determined based on the performance factors set forth in the previous paragraph.

     LONG-TERM INCENTIVES

     The ICP permits the Company to grant awards that are equity-based (that is, are based on the Company's common stock, such as stock options, performance shares, restricted stock, stock appreciation rights, and other equity awards) as well as performance-based, long-term incentive cash awards. Long-term incentives assist the Company in focusing employee efforts and providing rewards based on attaining performance goals over a number of years, a focus that the Committee believes is integral to the Company's continued success.

     Currently, the Committee uses performance shares as its sole vehicle for long-term incentive awards. Performance shares are awarded annually, and are earned over a three-year period, and may be earned at 0% to 200% of the "target" number of shares based on the Company's performance over such three-year period relative to objectives set forth by the Committee. Grant values for awards made in 2006 (for the 2006-08 performance period) were generally at target levels to provide total long-term incentives at approximately the 50th percentile of the compensation survey peer group. For 2006, the performance goals for target payout were earnings per share and return on capital employed. Additionally, the C/N/G Committee may adjust the amounts so determined to reflect other factors that the C/N/G Committee determines are important. Performance above or below those targets would result in a payout above or below target levels.

     The awards are for the entire three-year period, with each year referred to as a "tranche." Each year, the Committee evaluates the Company's performance against the performance goals for that year, and conditionally sets a value for the shares in that tranche. Thus, in early 2007, based on 2006 performance, the Committee conditionally valued the third tranche of the 2004-06 award, the second tranche of the

2005-07 award, and the first tranche of the 2006-08 award. The amount paid at the end of the award is the sum of the three conditionally valued tranches, subject to adjustments by the Committee as it deems appropriate to reflect performance over the entire three-year award period. In 2006, the Company exceeded both its earnings per share and return on capital employed goals, and the 2006 tranches were conditionally valued at 200%.

     For the 2004-06 performance period, which was paid out in early 2007, the C/N/G Committee considered the performance in each year against the EPS and return on capital employed for each year, and considered other performance factors over the entire three-year period. Based on such review, the C/N/G Committee determined that performance share awards for the 2004-06 performance period would be paid out at approximately 127% of the targeted amounts, a three-year result reflecting performance below (2004), approximately at (2005), and above (2006) target levels.

     As is the case with the annual incentive awards, for the Named Executive Officers, performance share awards are also contingent upon the achievement of performance that creates a pool that caps the amount that may be paid to such Named Executive Officers. For the 2004-06 performance period, the pool was the greater of 2 1/2% of the Company's consolidated operating earnings or 5% of the Company's free cash flow during the period. The pool was allocated 40% to the CEO and 15% to each of the other Named Executive Officers. For the performance shares for the 2004-06 performance period (paid out in early 2007), the pool exceeded the payments to the Named Executive Officers, so the payment of such performance shares under the program was not limited by such caps. As such, awards were determined based on the methodology set forth in the previous paragraph, i.e., the achievement of the previously established performance goals over the three-year performance period.

     Until 2005, the Company granted stock options as well as performance shares as part of its long-term incentive compensation program. In November 2005, the Committee decided to stop using stock options as a regular long-term incentive vehicle and instead began using only performance shares as a regular part of its long-term incentive compensation program. The primary purpose of this change was to more closely align long-term incentive compensation with the Company's actual performance (as measured by the performance goals under the performance share program) and to more accurately reflect the expense of such compensation on the Company's financial statements.

     Performance share awards are made at regularly scheduled meetings of the Committee, generally in the first quarter of each year. Previously, when the Company issued stock options as a regular part of its long-term compensation program, the Committee also approved stock option awards at regularly scheduled meetings. By taking such actions at regularly scheduled meetings, the Committee seeks to avoid even the possibility that there could be an appearance that the grant timing was manipulated to affect the value of the awards. In 2006, the Board directed the Company's internal auditors, PriceWaterhouseCoopers, to do a comprehensive review of all stock options ever issued by the Company, and based on that review the Board determined that there were no instances of option "back-dating."

BENEFITS

     Retirement Plans. The Company has two retirement plans: (a) the Pactiv Retirement Plan (the "PRP"), a defined benefit retirement plan, and (b) the Pactiv Corporation Supplemental Executive Retirement Plan (the "SERP"), a non-qualified deferred compensation plan that is structured to provide retirement benefits with respect to certain employees equal to retirement benefits lost under the PRP as a result of the imposition of the limitations contained in the Internal Revenue Code.

     Participation in the PRP begins on the first day of the calendar month that follows completion of one year of service with the Company. Benefits under the PRP are determined by years of participation and the average annual compensation received during the last full 60 months of salaried employment, as follows: 55% of final average compensation times years of participation (up to 35) divided by
35. Normal retirement age is defined in the PRP as age 65. Early retirement is calculated in the same way as the normal retirement benefit; however, if payments begin before age 62, they will be reduced 3% for each year benefits commence between age 60 and age 62, and 6% for each year benefits commence between age 55 and age 60. The standard formula may be reduced by other early commencement factors if both age and service requirements are not met. Salaried employees hired after January 1, 2003 (which does not include any of the Named Executive Officers) will accrue benefits under a cash balance formula.

     Participation in the SERP is available to a group of management or highly compensated employees as determined by the C/N/G Committee. Benefits payable under the SERP are generally equal to the amount, if any, of the benefit that would be paid under the PRP if the provisions of the PRP were administered without regard to the limitations imposed by the Code over the benefit that is payable under the PRP. For determining the benefit under the SERP, the final average compensation is calculated on the basis of compensation (base salary and annual incentive awards) paid during the three calendar years (of the five calendar year period ending no later than the calendar year immediately preceding his or her termination or retirement) for which such compensation is the highest. Benefits under the SERP are paid in a lump sum on the first day of the month following six months after termination of employment. The SERP is an unfunded plan; however, the Company has established a "rabbi trust" that holds 3,200,000 shares of Pactiv common stock to support the payment obligation with respect to amounts payable under the SERP and the DCP (described below).

     Participants vest in the PRP after completion of five years of service. If a participant's employment terminates prior to vesting, no benefit is payable from the Plan. If a participant's employment terminates after vesting but before the participant is eligible to retire, the participant will be eligible for any benefits earned as of the termination date. This deferred vested benefit payment may begin as early as age 55 or as late as age 65. Payments that begin prior to age 65 will be actuarially reduced to the age when payments begin.

     If a participant dies while still actively employed but after the participant is vested or eligible for an immediately payable normal or early retirement benefit, the surviving spouse may be eligible to receive a lifetime benefit that equals the greater of (a) 40% of the projected retirement benefit, or (b) the survivor's portion of the 50% joint and survivor annuity calculated as if the participant had retired and elected this form of benefit on the day before the participant's death. If a participant dies while still actively employed but before they are eligible for an immediately payable normal or early retirement benefit, the benefit paid to the surviving spouse will be actuarially reduced to the date of death. If a participant dies after termination of employment, while they are disabled or on a leave of absence, and they are vested or eligible for an immediately payable normal or early retirement benefit, the surviving spouse will be eligible to receive a lifetime benefit equal to the survivor's portion of the 50% joint and survivor annuity, and calculated under the assumptions stated above for the 50% benefit.

     The Company does not have a formal policy for granting additional years of credited service to participants. However, the Company may grant additional years of service to keep certain individuals whole when joining the Company in mid-career or in other circumstances where the Committee believes circumstances warrant such terms. Similarly, the Committee will consider alternative pension arrangements with individuals if the Committee determines that such arrangements would be in the best interests of the Company. In 2006, the Committee approved an amendment to clarify the basis under which Mr. Wambold's pension is to be calculated so that the lump sum factor used to convert his pension to a lump sum was frozen as of age 55.

     The Committee, as part of its regular review of the Company's compensation structure, reviews the benefits payable to the Company's executive officers and others under the PRP and the SERP to ensure that such amounts are reasonable, and these amounts are considered when the Committee benchmarks the Company's compensation levels. Additional information concerning deferred profit-sharing and pension benefits is contained in the Summary Compensation Table on page 19.

     401(k) Plan. The Company also maintains a 401(k) Plan, a tax-qualified retirement savings plan under which all U.S. based employees, including the Named Executive Officers, may contribute up to 25% of their annual salary (subject to the limitations of the Internal Revenue Code). For salaried employees contributing to the 401(k) Plan prior to January 1, 2003 (which includes all of the Named Executive Officers), the Company will match from 4% to 8% of eligible pay, depending on years of participation. The

Company also pays certain employees, including the Named Executive Officers, a cash amount equal to the amount by which the Company match to their 401(k) accounts is limited by IRS regulations.

     Health and Welfare Plans. The Company maintains a variety of welfare benefit plans that are generally available to its employees, including the Named Executive Officers. These plans include health, dental, disability and life insurance, and other customary employee benefits. As part of its review of the Company's compensation program, the Committee regularly reviews such plans to ensure that they are appropriate and consistent with the Company's overall compensation philosophy.

     PERQUISITES

     The Company provides certain of its officers, including the Named Executed Officers, with perquisites that the Company and the Committee believe are reasonable and consistent with its overall compensation program. These perquisites are listed in footnotes to the Summary Compensation table, below. The Committee regularly reviews the perquisites as part of its review of the Company's compensation program. Other than these perquisites, executives have the same benefits that are provided to employees generally.

     DEFERRED COMPENSATION PLANS

     DCP. The Company has a Deferred Compensation Plan (the "DCP") pursuant to which eligible employees and directors can defer certain amounts of their compensation. The DCP is a non-qualified unfunded plan, meaning the deferred amounts are not placed in a separate fund but are general obligations of the Company, and "investments" of the deferred amounts are not actual investments of such amounts but adjustments to the balance which track the chosen investments. Eligible employees may defer up to 100% of the annual incentive award attributable to the current year and/or up to 100% of performance shares that are due to vest on the last business day of the year. Directors may defer all or any portion of their compensation to the DCP.

     Participants make voluntary elections during the specified annual enrollment period to contribute to the DCP. The value of the deferred amounts is tied to the investment options selected by the participant. Investment options and time and form of distribution are elected at the same time election is made to contribute to the DCP. Currently, investment options are the Chase Prime Rate Fund, Pactiv Stock Index Fund, Fidelity Growth Company Fund, PIMCO Total Return Fund -- Administrative Class and Spartan U.S. Equity Index Fund. Deferral of performance shares will be invested initially in the Pactiv Stock Index Fund, which tracks the value of Pactiv common stock. Existing balances may be transferred between the available investment options at any time, except that transfers in and out of the Pactiv Stock Index Fund are limited to the same extent a participant would be limited in buying or selling Pactiv common stock under the Company's Insider Trading Policy.

     Participants may elect to have their funds in the DCP distributed to them
(a) in a lump sum or in up to five annual installments at a specific date in the future; (b) in a lump sum or in up to five annual installments six months and one business day following separation from service; or (c) at death in a lump sum. In the event of a disability, the account will be distributed as soon as feasible, according to the form elected at the time of deferral. In the event of a change in control (as defined by the Internal Revenue Service), a lump sum distribution will be made as soon as feasible following the change in control date.

     DRSP. The Company also has a Deferred Retirement Savings Plan (the "DRSP"), which is a non-qualified unfunded plan created to supplement the Company's 401(k) Plan to give investment and match opportunities to persons whose participation in the Company's 401(k) Plan was limited due to IRS rules. The maximum amount that may be contributed to the DRSP is a function of the participant's salary and years of participation in the plan. The Company provides a matching contribution, based on the level of participant contribution and the years of participation in the 401(k) Plan; in 2006, the maximum match was $6,200.

     Investment options under the DRSP are similar to those available in the Company's 401(k) Plan. Investment options may be changed, and balances may be transferred between the available investment options at any time, except that transfers in and out of the Pactiv common stock are limited to the same extent a participant would be limited in buying or selling Pactiv common stock under the Company's Insider Trading Policy. Participants will receive a lump sum distribution of their accounts no earlier than six months and one business day following separation from service, or an automatic lump sum cash distribution of their accounts as soon as administratively feasible upon death or disability or change in control (as defined by the Internal Revenue Service).

     STOCK OWNERSHIP REQUIREMENTS

     In line with its philosophy that the interests of executives should be aligned with those of the shareholders, the Company requires that executives maintain certain specified levels of stock ownership which, for the Named Executive Officers, range from 3 to 5 times the midpoint of their salary range. To assist executives in achieving their stock ownership goals, executives may choose to defer all or a portion of their annual incentive bonus into a Pactiv stock index account. In addition, for the first five years they are eligible to participate in the Company's Deferred Compensation Plan, employees who defer such amounts into the Pactiv Stock Index Fund receive a 20% premium, provided such funds are kept in such fund for a minimum of three years. The C/N/G Committee regularly reviews the executives' ownership levels (which includes shares held plus shares held in 401(k) plans, deferred compensation plans, and conditionally earned performance shares) to ensure compliance with these requirements. All of the Named Executive Officers have exceeded their stock ownership requirements.

     CHANGE IN CONTROL PLAN

     The Company has a Change in Control Plan that is designed to enable the Company to continue to attract and retain highly-qualified employees by reducing the concern that their jobs or benefits might be terminated as a result of a change in control of the Company. In the event of a change in control, employees covered by the Change in Control Plan, which includes all of the Named Executive Officers, will generally receive a severance benefit equal to one to two times their annual compensation (base salary and incentive compensation) plus certain other benefits. Effective December 31, 2006, the Company amended its Change in Control Plan to, among other changes, reduce the amount of severance benefits that would be paid to its executive officers, including all of the Named Executive Officers, from three to two times annual compensation, and to the other covered employees from two to one times annual compensation.

     POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY AND OTHER MATTERS

     The Company's ability to deduct compensation paid to individual covered officers is generally limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The Annual and Long-Term Performance Incentives the Committee awarded to the Named Executive Officers in 2006 are intended to qualify with the provisions of
Section 162(m) and therefore, are expected to be deductible to the Company when paid. However, the Committee has the discretion to authorize payments that may not be deductible, if it believes that they are in the best interests of both the Company and its stockholders. During 2006, the Company did not make any payments that were not deductible due to the limitations in Code Section 162(m).

COMPENSATION COMMITTEE REPORT

     The C/N/G Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management, and based on the review and discussions, the C/N/G Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation/Nominating/Governance Committee

Robert J. Darnall, Chairman
Roger B. Porter
Norman H. Wesley

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the remuneration paid by the Company to (i) the Chief Executive Officer; (ii) the Chief Financial Officer, and (iii) each of the other three most highly compensated executive officers of the Company as of December 31, 2006.

                                                                                  CHANGE IN
                                                                                PENSION VALUE
                                                                               & NONQUALIFIED
                                                              NON-EQUITY          DEFERRED
NAME AND                                         STOCK      INCENTIVE PLAN      COMPENSATION         ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY    AWARDS(1)    COMPENSATION(2)      EARNINGS(3)      COMPENSATION(4)     TOTAL
------------------           ----    ------    ---------    ---------------    --------------     ---------------   ----------
Richard L. Wambold.........  2006   $901,667   $4,358,991     $1,820,000          $700,024           $129,866       $7,910,548
 Chairman and Chief
   Executive Officer
Andrew A. Campbell.........  2006   $392,032   $1,826,135     $  480,000          $111,077           $ 60,246       $2,869,491
 Senior Vice President and
   Chief Financial Officer
Peter J. Lazaredes.........  2006   $431,500   $1,883,759     $  591,600          $263,571           $ 66,685       $3,237,115
 Executive Vice President
   and General Manager --
   Foodservice/Food
   Packaging
John N. Schwab.............  2006   $349,947   $1,619,698     $  387,090          $ 93,397           $ 60,398       $2,510,530
 Senior Vice President and
   General Manager  --
   Hefty Consumer Products
James V. Faulkner,
 Jr.(5)....................  2006   $335,500   $1,674,726     $  371,140          $ 77,652           $111,810       $2,570,828
 Vice President and General
   Counsel

---------------

(1) The amounts shown reflect the amounts that the Company recorded on its financial statements in 2006 in accordance with SFAS 123(R) with respect to the performance share awards to the Named Executive Officers. These amounts were calculated assuming an all cash payout of the 2004-06 award, and 50% cash/50% stock payout for future awards. These represent the conditional values of the third tranche of the 2004-06 grant, the second tranche of the 2005-07 grant, and the first tranche of the 2006-08 grant. The performance measures for 2006 were earnings per share and return on capital employed. In 2006, the Company exceeded its target levels for both earnings per share and return on capital employed, so these amounts represent the expense recorded at 200% of target levels. The portion related to the 2004-06 award was paid out in early 2007; the portion relating to the 2005-07 and 2006-08 awards will be paid out in early 2008 and early 2009, respectively, and the actual amount to be paid out in these awards will be based on the Company's performance against the performance goals selected by the C/N/G Committee over the entire three-year performance period and the price of the Company's common stock on the applicable vesting date. For Mr. Faulkner, this figure also includes one-third of his 2005-07 award, and two-thirds of his 2006-08 award, at target, which amounts will be paid to him in connection with his retirement from the Company on December 31, 2006.

(2) These amounts are the 2006 annual incentive awards, paid out in early 2007. These annual incentive awards, including the performance criteria, are discussed above in the CD&A.

(3) These amounts reflect the actuarial increase in the present value of the change in the pension value under the PRP and the SERP (each discussed below) for the named individuals from September 30, 2005, to September 30, 2006. The Company uses a September 30 measurement date for calculations done under SFAS 123(R). This column does not reflect changes in the value of the deferred compensation account for any of the named individuals. Such amounts are shown below on the 2006 Non-Qualified Deferred Compensation table. There were no above-market or preferential earnings in the deferred compensation accounts.

(4) These amounts are detailed in the table below.

                                                         REGISTRANT
                                 PERQUISITES AND      CONTRIBUTIONS TO
                                 OTHER PERSONAL     DEFINED CONTRIBUTION
NAME                               BENEFITS(A)            PLANS(B)          OTHER(C)     TOTAL
----                             ---------------   ----------------------   ---------   --------
Richard L. Wambold.............      $60,299              $14,967            $54,600    $129,866
Andrew A. Campbell.............      $37,200              $12,740            $10,306    $ 60,246
Peter J. Lazaredes.............      $32,165              $14,780            $19,740    $ 66,685
John N. Schwab.................      $32,405              $13,745            $14,248    $ 60,398
James V. Faulkner, Jr. ........      $84,970              $14,931            $11,909    $111,810

---------------

     (a) Includes (i) cash perquisite allowance in the amount of $40,000 for Mr. Wambold and $30,000 for Messrs. Campbell, Lazaredes, Schwab and Faulkner; (ii) reimbursement for financial planning expenses; (iii) the cost of Company provided physical examinations; and (iv) $26,248 in Company provided transportation for Mr. Faulkner's wife due to an emergency medical situation and $17,101 for taxes related to such services.

     (b) Represents Company contributions to the 401(k) Plan and the DRSP for the named individuals.

     (c) Represents payments made in lieu of Company match in the 401(k) Plan after the participant reached the maximum IRS limit.

(5) Mr. Faulkner retired from the Company effective December 31, 2006.

                        2006 GRANTS OF PLAN-BASED AWARDS

                                       ESTIMATED POSSIBLE PAYOUTS
                                            UNDER NON-EQUITY                  ESTIMATED FUTURE PAYOUTS          GRANT DATE
                                          INCENTIVE PLAN AWARDS          UNDER EQUITY INCENTIVE PLAN AWARDS    FAIR VALUE OF
                                    ---------------------------------   ------------------------------------     STOCK AND
                         GRANT      THRESHOLD    TARGET     MAXIMUM     THRESHOLD       TARGET      MAXIMUM    OPTION AWARDS
NAME                      DATE         ($)        ($)         ($)          (#)           (#)          (#)           ($)
----                   ----------   ---------   --------   ----------   ----------   ------------   --------   -------------
Richard L. Wambold...  02/03/2006       0       $910,000   $1,820,000       0          120,000      240,000     $2,648,400
Andrew A. Campbell...  02/03/2006       0       $240,000   $  480,000       0           50,000      100,000     $1,103,500
Peter J. Lazaredes...  02/03/2006       0       $295,800   $  591,600       0           55,000      110,000     $1,213,850
John N. Schwab.......  02/03/2006       0       $193,545   $  387,090       0           45,000       90,000     $  993,150
James V. Faulkner,
  Jr. ...............  02/03/2006       0       $185,570   $  371,140       0           20,000       40,000     $  441,400

     As discussed above, in 2006 the Company used two forms of plan-based awards: the annual incentive awards and the performance share grants.

     - The amounts reflected in this table under the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column are the amounts granted in 2006 as annual incentive awards that were earned in 2006 and paid out in early 2007. As discussed above in the CD&A, the Company exceeded its earnings per share goal by approximately 50% and its free cash flow goal by approximately 100%, and based on these results and other factors considered by the Committee, the Committee determined to pay out the 2006 annual incentive awards at 200% of the target amounts.

     - The amounts reflected in this table under the "Estimated Future Payouts Under Equity Incentive Plan Awards" column are the performance share awards granted in 2006, for the 2006-08 performance period. Under the ICP, participants can receive performance share awards, which are granted at "target" levels for each three-year period, and the participants can earn between 0% and 200% of the target amount based upon the Company's performance against performance measures selected by the C/N/G Committee each year (subject to adjustment by the C/N/G Committee based on other qualitative and quantitative factors related to the Company's performance over the three-year period). The awards vest three years from the date of the grant, and may be paid in stock or cash or a combination thereof as determined by the C/N/G Committee. The Company has not paid a dividend; however, if the Company declared a dividend on its common stock, upon a payout of the performance shares the participant would be entitled to receive an amount equal to the per share dividend amount times the number of performance shares earned. For purposes of this table, the performance shares are valued at 100% of the target amount, with value based on the closing stock price on the day of grant (February 3, 2006). The actual amount to be paid may be more or less than is shown on this table, depending on whether, based on performance over the three-year performance period, the award is paid out at, above or below target, and the value of the Company's common stock on the date such shares vest (December 31, 2008).

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

                                      OPTION AWARDS                             STOCK AWARDS
                          --------------------------------------   --------------------------------------
                                                                                        EQUITY INCENTIVE
                                                                                          PLAN AWARDS:
                            NUMBER OF                               EQUITY INCENTIVE    MARKET OR PAYOUT
                            SECURITIES                                PLAN AWARDS:      VALUE OF UNEARNED
                            UNDERLYING                             NUMBER OF UNEARNED   SHARES, UNITS, OR
                           UNEXERCISED      OPTION                 SHARES, UNITS, OR    OTHER RIGHTS THAT
                             OPTIONS       EXERCISE     OPTION     OTHER RIGHTS THAT        HAVE NOT
                          EXERCISABLE(1)    PRICE     EXPIRATION   HAVE NOT VESTED(2)       VESTED(3)
NAME                           (#)           ($)         DATE             (#)                  ($)
----                      --------------   --------   ----------   ------------------   -----------------
Richard L. Wambold......     230,000        $23.98     09/14/14         240,000            $8,565,600
                             250,000         20.25     09/17/13
                             250,000         17.60     09/18/12
                             137,500         17.74     12/06/11
                             137,500         15.08     09/19/11
                             700,000         13.44     11/05/09
                              50,969         32.34     07/21/08
                              24,577         35.37     05/01/17
                              49,048         40.00     12/12/16
Andrew A. Campbell......     118,000        $23.98     09/14/14         100,000            $3,569,000
                             120,000         20.25     09/17/13
                             105,000         17.60     09/18/12
                              55,000         17.74     12/06/11
                              55,000         15.08     09/19/11
                             100,000         11.72     10/11/10
                             300,000         13.44     11/05/09
Peter J. Lazaredes......     140,000        $23.98     09/14/14         110,000            $3,925,900
                             120,000         20.25     09/17/13
                              11,327         32.34     07/21/08
                              11,327         32.94     01/13/18
                               2,266         40.00     12/12/16
John N. Schwab..........     108,000        $23.98     09/14/14          90,000            $3,212,100
                             120,000         20.25     09/17/13
                             105,000         17.60     09/18/12
                              55,000         17.74     12/06/11
                              55,000         15.08     09/19/11
                             75,0000         11.72     10/11/10
                             120,000         13.44     11/05/09
                               5,663         35.37     05/01/17
                              11,328         40.00     12/12/16
James V. Faulkner,
  Jr. ..................      11,327         32.34     07/21/08          40,000            $1,427,600
                               8,268         35.37     05/01/17
                              16,651         40.00     12/12/16

---------------

(1) As indicated in the CD&A, the Company stopped issuing stock options as a regular part of its long-term incentive compensation program in November 2005. In connection with that change, all unvested options were vested, and therefore all outstanding options held by the Named Executive Officers are currently vested and exercisable.

(2) Represents performance shares granted in 2005 for the 2005-07 performance period, and in 2006 for the 2006-08 performance period. The amounts shown represent the target amounts.

(3) Closing price of the Company's common stock on December 29, 2006, was $35.69 per share.

                    2006 OPTIONS EXERCISED AND STOCK VESTED

                                                  OPTION AWARDS                STOCK AWARDS(1)
                                           ----------------------------   -------------------------
                                            NUMBER OF                      NUMBER OF
                                             SHARES                         SHARES         VALUE
                                           ACQUIRED ON   VALUE REALIZED   ACQUIRED ON   REALIZED ON
                                            EXERCISE      ON EXERCISE       VESTING       VESTING
NAME                                           (#)            ($)             (#)           ($)
----                                       -----------   --------------   -----------   -----------
Richard L. Wambold.......................    250,000       $5,688,887       65,868      $2,373,224
Andrew A. Campbell.......................          0                0       27,867      $1,004,048
Peter J. Lazaredes.......................    500,000       $7,733,235       25,334      $  912,784
John N. Schwab...........................          0                0       24,067      $  867,134
James V. Faulkner, Jr. ..................    331,000       $5,668,753       13,047      $  470,083

---------------

(1) Represents payout of 2004-06 performance share grant that vested on December 31, 2006, which were paid in early 2007. Fair market value of the shares (as defined in the ICP, equal to the average of the high and low stock price) on the vesting date was $36.03 per share.

                             2006 PENSION BENEFITS

     The Company has two retirement plans: the Pactiv Retirement Plan (the "PRP") and the Pactiv Corporation Supplemental Executive Retirement Plan (the "SERP). The structure of the PRP and the SERP, including the material terms and conditions and benefits available under the plans, are discussed in the CD&A, above.

                                                        NUMBER OF      PRESENT VALUE     PAYMENTS
                                                      YEARS CREDITED   OF ACCUMULATED   DURING LAST
                                                        SERVICE(1)       BENEFIT(2)     FISCAL YEAR
NAME                                      PLAN NAME        (#)              ($)             ($)
----                                      ---------   --------------   --------------   -----------
Richard L. Wambold(3)...................     PRP          28.33         $   663,021          0
                                            SERP          28.33         $12,297,420          0
Andrew A. Campbell......................     PRP           6.00         $   158,014          0
                                            SERP           6.00         $   414,298          0
Peter J. Lazaredes......................     PRP          25.50         $   360,226          0
                                            SERP          25.50         $ 1,745,430          0
John N. Schwab..........................     PRP           9.83         $   258,206          0
                                            SERP           9.83         $   508,856          0
James V. Faulkner, Jr.(4)...............     PRP          12.33         $   435,047          0
                                            SERP          16.33         $ 1,235,834          0

---------------

(1) Represents years of participation service in the applicable plan as of September 30, 2006.

(2) In computing the present value of the calculated benefit, this table uses an immediate lump sum factor at each person's calculation age (which is the age in each plan at which the person could receive an unreduced benefit under that plan), discounted with interest only to September 30, 2006. The present value under the SERP is calculated using a 4.68% rate and the 1994 Group Annuity Reserving Table (94GAR) as modified for use in Rev. Rul. 2001-62. The present value under the PRP is calculated using a 5.93% rate and the 2000 Retired Pensioners Mortality Table (RP-2000).

(3) Mr. Wambold's benefits, at a minimum, shall be determined by multiplying his average total base compensation plus bonus (annual incentive awards), determined over the three-year period immediately preceding his separation from service, by 50%. If Mr. Wambold dies before retirement, his beneficiary will receive a death benefit that is equal to the benefit he would have received had he retired on that date.

(4) Mr. Faulkner has a separate agreement that provides that his benefit under the SERP shall be determined by counting an additional three years of service and age beyond actual service and age at the time of separation from service, and with participation in the SERP beginning on his employment date. The present value of this agreement as of September 30, 2006, is $427,005. Under the SERP, if Mr. Faulkner dies before commencing his benefit, his beneficiary will receive a death benefit which is the present value of the benefit he has accrued as of the date of his death.

(5) Under the PRP and the SERP, if a participant dies while still actively employed, the surviving spouse will be eligible to receive a lifetime benefit that equals the greater of (a) 40% of the projected retirement benefit, or (b) the survivor's portion of the 50% joint and survivor annuity calculated as if the participant had retired and elected this form of benefit on the day before the participant's death.

                    2006 NON-QUALIFIED DEFERRED COMPENSATION

                              EXECUTIVE       REGISTRANT       AGGREGATE        AGGREGATE     AGGREGATE
                            CONTRIBUTIONS   CONTRIBUTIONS     EARNINGS IN     WITHDRAWALS/    BALANCE AT
NAME                         IN LAST FY     IN LAST FY(1)      LAST FY(2)     DISTRIBUTIONS    LAST FYE
----                        -------------   --------------   --------------   -------------   ----------
Richard L. Wambold........     $ 6,600          $6,200         $1,286,500          $0         $3,366,903
Andrew A. Campbell........     $55,000          $4,079         $1,752,023          $0         $4,578,968
Peter J. Lazaredes........     $ 6,600          $6,200         $  316,306          $0         $  860,477
John N. Schwab............     $11,000          $6,200         $  733,512          $0         $1,929,300
James V. Faulkner, Jr. ...     $ 6,600          $6,200         $  353,656          $0         $1,884,191

---------------

(1) The amounts shown in this column are reported as 2006 compensation under the Summary Compensation Table as part of "All Other Compensation."

(2) The earnings on deferred compensation accounts are not reported as 2006 compensation under the Summary Compensation Table because there were no above-market or preferential earnings in the deferred compensation.

     The Company has two plans under which eligible employees may defer portions of their compensation: the Deferred Compensation Plan (the "DCP") and the Deferred Retirement Savings Plan (the "DRSP"). These plans, including the type and amount of compensation that may be deferred and the terms with respect to payouts, withdrawals, and other distributions, are described above in the CD&A.

     No Named Executive Officers deferred any amounts under the DCP in 2006. The amounts shown in the "Executive Contributions in Last FY" column in the above table represent contributions to the DRSP. The Company matches employee contributions under the DRSP, based on a formula under such plan up to a maximum which, in 2006, was $6,200.

     The DCP and the DRSP are unfunded plans, so that the "investment" options are not actual investments but are indexes by which the value of the deferred amounts will be determined. Participants may select from a variety of investment options, including the Pactiv Stock Index Fund, and the value of their DCP and DRSP accounts will track the performance of such investments. In 2006, the Named Executive Officers had approximately 82% of their deferred compensation account balances in the Pactiv Stock Index Fund. The table below shows the investment options under the DCP and the DRSP during 2006, and their rate of return for the year ended December 31, 2006.

FUND                                                          2006 RETURN
----                                                          -----------
Chase Prime Rate Fund.......................................      7.96%
Pactiv Stock Index Fund.....................................     62.23%
Fidelity Growth Company Fund................................      9.56%
PIMCO Total Return Fund -- Administrative Class.............      3.74%
Spartan U.S. Equity Index Fund..............................     15.72%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The following discussion describes the potential payments upon termination or a change in control of the Company for each of the Named Executive Officers. Except (i) for the Change in Control Plan (the "CIC Plan"), described below, under which covered employees (including all of the Named Executive Officers) would receive certain benefits, and (ii) as described above under Pension Benefits, or as described in this section, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment.

     Certain amounts that would be payable upon a termination of employment may be different depending on the circumstances of the termination. Because the amounts that are payable under the CIC Plan are, in general, different than would be payable upon a retirement, voluntary termination, involuntary termination (with or without cause), or death/total disability, we have included a table outlining the potential payments under the CIC Plan following termination of employment after a change in control.

     PAYMENTS COMMON IN ALL CIRCUMSTANCES. Upon termination of employment, in all cases an employee, including the Named Executive Officers, would be entitled to (i) his or her salary through the last day of employment, (ii) accrued unused vacation pay through the last day of employment, (iii) payment of their account balances under the DCP and the DRSP, and (iv) the payments under the PRP and the SERP earned as of the last day of employment. Employees retain their 401(k) accounts, and are entitled to welfare benefits (e.g., medical and dental insurance) through the end of the month in which their employment terminates, and continuation rights for medical benefits as provided by law (e.g., COBRA). The balances under the DCP and the DRSP as of December 31, 2006, and their accrued benefits under the PRP and the SERP for the Named Executive Officers as of September 30, 2006, are shown on page 24.

     PAYMENTS THAT VARY DEPENDING ON CIRCUMSTANCES OF TERMINATION. The following benefits may be different depending on the circumstances of the employee's termination of employment.

     Annual Incentive Awards. Annual Incentive Awards are generally payable only to employees who are employed as of the end of the year; although, in the event of a mid-year termination of employment, the Committee may award an employee a pro rata or other portion of an Annual Incentive Award. Under the CIC Plan, if a covered employee (which includes all of the Named Executive Officers) is terminated following a Change in Control, he or she would be entitled to receive a pro rata portion, at 100% of "target," of their Annual Incentive Awards.

     Performance Shares. Performance share awards are granted for three-year performance periods, at a "target" level and can be earned at 0-200% of target based on performance against Committee-approved performance goals set annually over the performance period. The awards vest upon completion of the three-year performance period. In the event of voluntary termination or termination for cause, all unvested performance shares will be cancelled. In the event of termination of employment by retirement, death or disability or involuntary termination not for cause, the Committee will determine whether to vest any unvested performance shares on a case-by-case basis. Under the CIC Plan, following a Change in Control a covered employee (which includes all of the Named Executive Officers) would be entitled to his or her unvested performance shares, as discussed below.

     Options. In connection with the Committee's decision in 2005 to stop issuing options as a regular part of its compensation program, all then unvested options were vested. Accordingly, termination of employment, regardless of the circumstances, will not have any impact on vesting of outstanding options. Subject to the discretion of the Committee to provide otherwise, (i) upon a voluntary termination or involuntary termination for cause all unexercised options will be cancelled, and (ii) upon retirement, death or disability, or involuntary termination not for cause, unexercised options will remain exercisable for various periods ranging from 90 days to three years from the date of termination (or, if less, the remaining life of the option). In the event of termination following a Change in Control under the CIC Plan, unexercised options will remain exercisable for three years from the date of termination (or, if less, the remaining life of the option).

     Severance. Other than under the CIC Plan, the Company provides severance and other post-termination benefits only on a case-by-case basis. Among the Named Executive Officers, the Company has entered into a separate severance agreement with Mr. Campbell, which provides that if his employment is terminated for any reason other than cause he will be granted severance equal to two years' base salary and targeted annual incentive. Severance and other post-termination benefits under the CIC Plan for the Named Executive Officers are described below.

     CHANGE IN CONTROL PLAN

     The CIC Plan is a "double-trigger" program, meaning that, generally, payments are made only if the employee has a covered "termination" following a "Change in Control." A "Change in Control" under the CIC Plan is (a) any person and any of their affiliates becoming the beneficial owner of 20% or more of the Company's common stock; (b) members of the Incumbent Board (as defined in the CIC Plan) ceasing to constitute a majority of the Company's Board; (c) the consummation of any plan of merger between the Company and any person, or the sale of substantially all of the Company's assets without members of the Incumbent Board constituting a majority of the Board of Directors of the successor or purchasing corporation; (d) if a majority of the members of the Incumbent Board are replaced during a two-year period; or (e) shareholders approve a plan of complete liquidation or dissolution of the Company. A covered termination includes an actual termination of employment (other than for cause) as well as a "constructive termination," meaning a material reduction in position or compensation or a required relocation or similar changes. As a condition to receiving benefits under the CIC Plan, covered employees must execute and deliver to the Company a release and a restrictive covenant (including non-competition, non-solicitation and confidentiality) agreement.

     The following table sets forth the benefits that would be payable under the plan if the Named Executive Officers had suffered a covered termination following a Change in Control under the CIC Plan as of December 31, 2006. This table does not include the matters discussed above under "Payments Common in all Circumstances," which the Named Executive Officer would also receive.

                                       INCENTIVE      PENSION       PERFORMANCE   EXCISE TAX &     WELFARE     OUTPLACEMENT
                        SEVERANCE(1)   AWARD(2)    ENHANCEMENT(3)    SHARES(4)    GROSS-UP(5)    BENEFITS(6)   SERVICES(7)
                        ------------   ---------   --------------   -----------   ------------   -----------   ------------
Richard L. Wambold....   $3,966,667    $910,000              0      $11,563,560    $6,288,261      $28,350       $50,000
Andrew A. Campbell....   $1,364,730    $240,000       $195,933      $ 4,818,150    $2,809,465      $15,020       $50,000
Peter J. Lazaredes....   $1,614,400    $295,800       $657,695      $ 5,299,965    $3,257,564      $19,934       $50,000
John N. Schwab........   $1,151,860    $193,545       $357,626      $ 4,336,335    $2,584,997      $21,728       $50,000
James V. Faulkner,
  Jr. ................   $1,128,893    $185,570       $206,134      $ 1,927,260    $1,189,196      $18,264       $50,000

---------------

(1) The severance amount for the Named Executive Officers is two times the sum of (i) his annual base salary in effect immediately prior to the Change in Control, plus (ii) the greater of: (1) the average of his annual awards under the Annual Incentive Awards for the last three years (or such shorter period as such person has been employed by the Company), or (2) his or her target Annual Incentive Award in effect at the time of the Change in Control.

(2) Annual Incentive Awards are prorated as of the date of the Change in Control, at target levels. As this table is as of December 31, 2006, this assumes payment of 2006 Annual Incentive Award at 100% of target levels; actual payment amounts for such awards, in early 2007, were at 200% of target levels, as shown in the Summary Compensation Table, above.

(3) Pension enhancement represents an additional pension benefit calculated as if employment had continued for an additional two years.

(4) All unvested performance shares vest and are payable upon a Change in Control without regard to whether the covered employee is terminated. Performance share awards are granted for three-year performance periods, at a "target" level and can be earned at 0-200% of target based on performance against Committee-approved performance goals set annually over the performance period. Each year, based upon the performance during that year, the Committee determines the "conditional" percentage for 1/3 of each award (referred to as a "tranche"), and the total payout at the end of three years is generally the sum of the conditional values for all three tranches, as such amount may be adjusted by the Committee to take into account other performance factors over the three-year performance period. In the event of a Change in Control, unvested performance shares would vest and be paid out as follows: for tranches associated with completed years, the performance shares would vest at the conditional levels, and for tranches associated with the current and future years, the performance shares would vest at the target levels.

(5) Represents payment for excise and related taxes on excess parachute payments as defined in Section 280G of the Internal Revenue Code which results in the Named Executive Officer being in the same after-tax position he would have been had no such taxes been imposed.

(6) The covered employee and his or her eligible dependents shall continue to be covered by the health, life, and disability plans applicable to comparably situated active employees as in effect from time to time for two years. For purposes of this table, these amounts have been calculated using the same assumptions used in preparation of the Company's financial statements.

(7) The Company will provide each covered employee with the lump-sum cash value of reasonable outplacement services not to exceed $50,000, consistent with past practices of the Company with respect to officers at such level prior to the Change in Control.

     Under the CIC Plan, upon a Change in Control all unvested options would vest and remain exercisable for three years from the date of termination (or, if less, the remaining life of the option). There are currently no outstanding unvested options.

                           AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE REPORT

     In performing its duties, the Audit Committee reviewed and discussed the audited financial statements (including reviewing the Company's specific disclosure under "Management's Discussion and Analysis of Financial Conditions and Results of Operations") contained in the 2006 Annual Report on Form 10-K with the Company's management. The Audit Committee also met privately with the Company's independent auditor for the year 2006, Ernst & Young LLP, and discussed issues deemed significant by Ernst & Young LLP, including those matters required to be discussed by Statements on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU sec.380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence

Standards Board Standard No. 1 (Independence Discussions with Audit Committees) adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with Ernst & Young LLP its independence.

     Taking all of these reviews and discussions into account, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

K. Dane Brooksher, Chairman
Larry D. Brady
Mary R. (Nina) Henderson
N. Thomas Linebarger
Norman H. Wesley

AUDIT AND NON-AUDIT FEES

     The following presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for 2006 and 2005, and fees for other services rendered by Ernst & Young LLP for 2006 and 2005.

TYPE OF FEE                                                      2006         2005
-----------                                                   ----------   ----------
Audit Fees(1)...............................................  $2,247,567   $2,089,500
Audit-Related Fees(2).......................................  $  134,200   $3,992,765
Tax Fees(3).................................................           0   $   28,600
All Other Fees..............................................           0            0

---------------

(1) Including professional services in connection with their audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Forms 10-Q, and assessment of the Company's internal controls and management's report on such controls.

(2) Including benefit plan audits ($132,700 in 2006 and $129,500 in 2005) and audits and due diligence related to the disposition of the Company's Global Protective and Flexible packaging businesses ($3,850,000 in 2005).

(3) Tax consulting advice to Mexican subsidiary.

     All audit and non-audit services rendered by Ernst & Young LLP were approved by the Audit Committee, which considered whether the provision of non-audit services was compatible with maintaining Ernst & Young LLP's independence.

PRE-APPROVAL POLICY

     The Audit Committee has adopted a policy with respect to pre-approval of certain types of audit and non-audit related services specifically described by the Audit Committee on an annual basis. In general, the Audit Committee has pre-approved the provision of certain audit services and audit-related services, in each case up to an annual amount which varies by the type of services. Individual engagements anticipated to exceed such pre-established thresholds must be separately approved. This policy also sets forth certain services which the Company's independent public accountant is prohibited from providing to the Company. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. In 2006, approximately 1.1% of the non-audit services that were approved by the Audit Committee were approved pursuant to its pre-approval policies and procedures.

    RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR
                               2007 (PROPOSAL 2)

     Financial statements of the Company and its consolidated subsidiaries as of and for the year ended December 31, 2006, are included in the Company's Annual Report furnished to all shareholders. These financial statements were audited by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Audit Committee has selected Ernst & Young LLP as the Company's independent public accountants for the year 2007. The Board is seeking shareholder ratification of this selection. If the shareholders should not ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2007, the Audit Committee would reconsider the appointment.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2007.

                               OTHER INFORMATION

CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information of each person that, as of December 31, 2006, reported beneficial ownership of more than 5% of the Company's common stock. This information is based solely on such person's filings on Schedule 13G under the Securities Exchange Act of 1934.

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                       --------------------   ----------------
Barclays Global Investors N.A............................       20,792,812(1)          15.58%
  45 Fremont Street
  San Francisco, CA 94105
State Street Bank and Trust Company......................        8,340,668(2)           6.30%
  225 Franklin Street
  Boston, MA 02110
Lord, Abbett & Co. LLC...................................        6,683,210              5.02%
  90 Hudson Street
  Jersey City, NJ 07302

---------------

(1) Includes 18,541,211 shares over which Barclays Global Investors N.A. (or its affiliates) have sole voting power. The shares shown are held by Barclays Global Investors, N.A., and certain other banks and other entities affiliated with Barclays Global Investors, N.A. Of such amount, 16,762,376 shares (14,573,775 shares over which it has sole voting power) were reported as held of record by Barclays Global Investors, N.A. Such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2) State Street Bank holds such shares as trustee, and has sole power to vote or to direct the vote and shared power to dispose or to direct the disposition of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these forms. To the Company's knowledge, based solely on its review of the copies of Forms 3, 4 and 5 filed on behalf of the directors and executive officers, the Company believes that all officers and directors of the Company complied with all filing requirements imposed by

Section 16(a) of the Exchange Act during 2006, except that one Form 4 for Henry Wells III, Vice President and Chief Human Resources Officer, was filed two days late.

     Other than as set forth above, the Company does not know of any persons who hold more than 10% of the common stock of the Company.

SHAREHOLDER NOMINATIONS AND OTHER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

     NOMINATIONS FOR DIRECTORS. A shareholder of the Company may nominate persons for election to the Company's Board of Directors by submitting such nomination, together with certain related information required by the Company's By-Laws, in writing to the Secretary of the Company at the Company's principal executive offices, at the times set forth in the following paragraph regarding notices for shareholder proposals. The Company's policy with respect to nominations by shareholders of candidates to the Board of Directors is described above in "Corporate Governance -- Board
Committees -- Compensation/Nominating/Governance Committee."

     SHAREHOLDER PROPOSALS -- INCLUSION IN THE COMPANY'S PROXY STATEMENT. For a shareholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by December 4, 2007.

     OTHER SHAREHOLDER PROPOSALS. The Company's By-Laws state that to be timely, notice and certain related information must be received at the principal executive offices not less than 90 and no more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice of the matter must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the 90th day prior to such meeting or the 10th day following the date of public disclosure of the meeting date, whichever occurs first. Therefore, to be timely under the Company's By-Laws, a proposal not included by or at the direction of the Board of Directors must be received not earlier than January 18, 2008, or later than February 17, 2008. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy.

REPORTS

     The Audit Committee Report and the Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion thereof into any filing under the Securities Act or the Securities Exchange Act, and shall not otherwise be deemed filed under such Acts.

ANNUAL REPORT ON FORM 10-K

     THE ANNUAL REPORT, WHICH INCLUDES THE COMPANY'S FORM 10-K, ACCOMPANIES THIS PROXY STATEMENT BUT IS NOT DEEMED A PART OF THE PROXY SOLICITATION MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT MAY BE OBTAINED UPON ORAL OR WRITTEN REQUEST TO JOSEPH E. DOYLE, SECRETARY, PACTIV CORPORATION, 1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045. THE COMPANY'S FORM 10-K AND OTHER PUBLIC FILINGS ARE ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEB SITE (WWW.SEC.GOV) AND ON THE COMPANY'S WEBSITE (WWW.PACTIV.COM).

           QUESTIONS AND ANSWERS REGARDING ANNUAL MEETING AND VOTING

     WHO MAY VOTE AT THE ANNUAL MEETING? If you are a holder of common stock on March 19, 2007, the record date, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the Annual Meeting. If you have shares that are registered in the name of a broker, your broker will forward your proxy materials to you and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

     WHO MAY ATTEND THE ANNUAL MEETING? Attendance at the Annual Meeting is limited to shareholders as of the record date or their proxies.

     - If your shares are registered in your name, an admission ticket is attached to the proxy card sent with this proxy statement. Persons must present admission tickets issued in their names and valid government-issued photo identification, such as a driver's license or passport. Shareholders who plan to attend the Annual Meeting should vote by one of the methods described in this proxy statement but keep the admission tickets and bring them to the Annual Meeting.

     - If you hold stock in "street name" (a bank or broker holds your shares) and you would like to attend the Annual Meeting, you may bring to the meeting a copy of a brokerage statement showing ownership as of the record date, March 19, 2007, and valid government-issued photo identification, such as a driver's license or passport.

     - Cameras, recording devices or other electronic devices, as well as large bags, briefcases or packages, will not be allowed in the meeting.

     - If you are an authorized proxy, you must present the executed proxy and the photo identification as described above.

     WHAT IS THE RECORD DATE? Your Board of Directors has selected the close of business on March 19, 2007, as the record date for determining the shareholders of record who are entitled to vote at the Annual Meeting. This means that all shareholders of record at the close of business on March 19, 2007, may vote their shares at the Annual Meeting. On the record date, the Company had issued an outstanding 133,483,888 shares of its common stock (of which 130,283,888 are shares outstanding for financial reporting purposes and 3,200,000 are shares not considered outstanding for financial reporting purposes because they are held in a grantor trust to ensure payments under the Company's SERP and DCP).

     WHAT CONSTITUTES A QUORUM? The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares authorized to vote constitutes a quorum for the transaction of business. If you submit a properly completed proxy, vote by our telephone or Internet voting procedures, or if you attend the Annual Meeting to vote in person, your shares will be considered present. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

     ON WHAT WILL I BE VOTING? You are being asked to vote on the two matters identified under the heading "Proposals Submitted for Vote." By executing the proxy card, or submitting your proxy via the telephone or Internet, you will also be granting to Richard L. Wambold, Robert J. Darnall, and Joseph E. Doyle discretionary authority to vote your shares on any other proposals that may properly come before the Annual Meeting.

     HOW DO I VOTE? You can vote four ways: (1) by signing and dating each proxy card you receive and returning it in the included prepaid envelope; (2) by following the instructions for telephonic voting on the proxy card; (3) by following the instructions for Internet voting on the proxy card; or (4) by attending the Annual Meeting and voting in person. Even if you are planning on attending the Annual Meeting, we request that you vote by one of the other three procedures -- should you wish to change your vote at the Annual Meeting, you may do so, but voting by the other procedures will help ensure our obtaining a quorum for the Annual Meeting.

     If you vote by using the proxy card, you must sign, date and return the proxy card in the envelope provided. You may specify your choices by marking the appropriate boxes on the card.

     In lieu of returning signed proxy cards, you can vote your shares over the Internet or by calling a specially designated telephone number that appears on the proxy cards. Internet and telephonic voting procedures are designed to authenticate shareholders' identities, allow shareholders to provide their voting instructions and confirm the proper recording of such instructions. If you give your proxy instructions through the Internet or by telephone, please do not return your proxy cards.

     CAN I REVOKE MY PROXY? You have the right to revoke your proxy at any time before it is voted at the Annual Meeting. To revoke your proxy, you may give written notice of such revocation to the Secretary of the Company, deliver a subsequent duly executed proxy to the Company in the same manner in which you voted in the first instance, or vote in person at the Annual Meeting. Notice of revocation or a subsequent proxy must be received by the Secretary of the Company before the vote at the Annual Meeting. Attending the meeting does not revoke your proxy.

     HOW WILL MY SHARES BE VOTED? All properly completed and unrevoked proxies that are received prior to the close of voting at the Annual Meeting (or, in the case of shares held in the Pactiv Corporation 401(k) Plans, that are received by May 16, 2007) will be voted in accordance with your instructions. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

     (1) FOR the election of all nominees for election as directors described in this proxy statement;

     (2) FOR the ratification of Ernst & Young LLP as the Company's independent public accountants for the year 2007; and

     (3) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     If you hold shares through a broker and do not give specific voting instructions to the broker on how you wish to vote on Proposals 1 and 2 described in this proxy statement, then the broker may vote your shares at the broker's discretion.

     If there are any shareholder proposals at the Annual Meeting that are not included in the Company's proxy statement and form of proxy, the persons named in the proxy may utilize discretionary authority conferred by proxy in voting on any such proposals.

     WHAT IS A BROKER NON-VOTE? Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders in accordance with the nominee's instructions. If that happens, nominees may generally vote those shares only on matters considered "routine" by the NYSE, such as the election of directors addressed by Proposal 1 and the ratification of the Company's independent public accountants addressed in Proposal 2 in this proxy statement. On non-routine matters, nominees do not have discretion to vote the shares. If a nominee fails to exercise its discretion, or does not have discretion, to vote the shares, a "broker non-vote" occurs.

     HOW WILL WITHHOLDING AUTHORITY, ABSTENTIONS AND "BROKER NON-VOTES" AFFECT VOTING RESULTS? With respect to Proposal 1 (the election of directors), the individuals receiving more "for" votes than "against" votes will be elected as directors. If you withhold your authority to vote, or if there is a broker non-vote, for any director, your vote and any broker non-vote will not count for or against such director. Approval of Proposal 2 (the ratification of the independent public accountants) requires the vote of the majority of shares present (whether in person or by proxy) and entitled to vote. Therefore, abstentions will have the effect of votes against, and broker non-votes, because they are not "entitled to vote," will have no affect on, Proposal 2.

     WHAT IF I AM A BENEFICIAL HOLDER RATHER THAN A HOLDER OF RECORD? If you hold your shares through a broker, bank or other nominee you will receive instructions from the nominee describing how to vote your shares.

     WHO IS SOLICITING MY PROXY? The Board of Directors of the Company is soliciting your proxy. Directors, officers and other employees of the Company may solicit proxies by mail, telephone, or in person. In addition, Georgeson & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies.

     DOES THE COMPANY PAY ANYONE TO SOLICIT PROXIES? The Company will pay Georgeson & Co., Inc. an amount not to exceed $20,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the common stock. Directors, officers and other employees who participate in soliciting proxies will not receive any compensation from the Company for doing so, other than their usual compensation.

     CAN I RECEIVE FUTURE SHAREHOLDER COMMUNICATIONS OVER THE INTERNET? Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements, and interim communications) from or on behalf of the Company over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce the Company's printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company. Once you have given your consent, it will remain in effect until you inform the Company otherwise. To give your consent, if your shares are registered in your name, check the appropriate box on the proxy card or, if you are voting over the Internet or by telephone, follow the prompts you will receive when you vote. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available.

PACTIV CORPORATION
1900 WEST FIELD COURT
LAKE FOREST, ILLINOIS 60045
(847) 482-2000
                                                       (PACTIV CORPORATION LOGO)

                                                                   April 2, 2007

Dear Benefit Plan Participant:

     The Annual Meeting of Shareholders of Pactiv Corporation is scheduled to be held at the Hilton Northbrook, 2855 N. Milwaukee Ave., Northbrook, Illinois 60062, at 8:00 a.m. on Friday, May 18, 2007. A copy of the notice and proxy statement, which is being sent to all registered shareholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee"), as holder of record of the shares in your account, how to vote the shares of Pactiv Corporation stock held in your account. In accordance with the plan, the Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their respective instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee FOR the election of the nominees for directors named in the Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2007, and as recommended by management on any other matters to be voted on by shareholders at the Annual Meeting.

     You can also vote using our telephonic or Internet voting procedures, as described on the enclosed proxy card.

     If you do not return your executed form of proxy to the Trustee or vote using our telephonic or Internet voting procedures, then your shares cannot be used to establish a quorum for the Annual Meeting or be voted by the Trustee.

     Your vote is important. Please vote using our telephonic or Internet voting procedures or send your executed form of proxy card with your voting instructions at your earliest opportunity, but in any case so that it can be received no later than May 16, 2007, so that it will reach the Transfer Agent in time to be counted and voted. For your convenience a return envelope is enclosed.

                                          YOUR BENEFITS COMMITTEE
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(PACTIV ADVANCED PACKAGING SOLUTIONS LOGO)   c/o National City Bank
                                             Shareholder Services Operations   -----------------------------------------------
                                             Locator 5352                                     VOTE BY TELEPHONE
                                             P. O. Box 94509                   -----------------------------------------------
                                             Cleveland, OH 44101-4509          Have your proxy card available when you call
                                                                               the TOLL-FREE NUMBER 1-888-693-8683 using a
                                                                               Touch-Tone phone and follow the simple
                                                                               instructions to record your vote.

                                                                               -----------------------------------------------
                                                                                               VOTE BY INTERNET
                                                                               -----------------------------------------------
                                                                               Have your proxy card available when you access
                                                                               the website HTTP://WWW.CESVOTE.COM and follow
                                                                               the simple instructions to record your vote.

                                                                               -----------------------------------------------
                                                                                                VOTE BY MAIL
                                                                               -----------------------------------------------
                                                                               Please mark, sign and date your proxy card and
                                                                               return it in the POSTAGE-PAID ENVELOPE provided
                                                                               or return it to: National City Bank, P.O. Box
                                                                               565800, Pittsburgh, PA 15253.

------------------------------------------   -------------------------------   -----------------------------------------------
             VOTE BY TELEPHONE                       VOTE BY INTERNET                            VOTE BY MAIL
          Call TOLL-FREE using a                  Access the WEBSITE and                      Return your proxy
             Touch-Tone phone:                       cast your vote:                         in the POSTAGE-PAID
              1-888-693-8683                      HTTP://WWW.CESVOTE.COM                      envelope provided
------------------------------------------   -------------------------------   -----------------------------------------------

                                              VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
                          YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 6:00 A.M. EASTERN TIME
                                ON FRIDAY, MAY 18, 2007 TO BE COUNTED IN THE FINAL TABULATION.

                         IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

                                             -------------------------------
                                                         (ARROW)
                                             -------------------------------

(ARROW) IF VOTING BY MAIL, PLEASE SIGN AND DATE THE CARD BELOW AND FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. (ARROW)
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PACTIV CORPORATION                                                                    PROXY / CONFIDENTIAL VOTING INSTRUCTIONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 18, 2007.

The undersigned does hereby appoint Richard L. Wambold, Robert J. Darnall and Joseph E. Doyle, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Pactiv Corporation held of record by the undersigned at the close of business on March 19, 2007, and entitled to vote at the Annual Meeting of Shareholders of Pactiv Corporation
to be held at 8:00 a.m., May 18, 2007, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

BENEFIT PLAN PARTICIPANTS:

This card also serves as voting instructions to the Trustees of the various Plans. By signing below, you are instructing the
Trustees of the plans to vote all shares of Common Stock of Pactiv Corporation represented by your proportionate interest in the Trusts at the Annual Meeting of Shareholders to be held on May 18, 2007, and at all adjournments thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the Annual Meeting.
Only the Trustees can vote your shares. Your shares cannot be voted in person at the Annual Meeting. How you vote these shares is confidential. The Trustees will not disclose how you have instructed the Trustees to vote. If the Trustees do not receive your voting instructions by May 16, 2007, either by telephone, Internet or receipt of this signed voting instruction card, the shares credited to your account will not be voted at the Annual Meeting.


                                                                               -----------------------------------------------
                                                                               Signature


                                                                               -----------------------------------------------
                                                                               Signature

                                                                               Date:
                                                                                     -----------------------------------------

                                                                               INSTRUCTIONS: Please sign exactly as shown
                                                                               hereon. Joint owners should each sign. When
                                                                               signing as a fiduciary, attorney, executor,
                                                                               administrator, trustee or guardian, or on
                                                                               behalf of a corporation, bank, trust company,
                                                                               or other similar entity, your title or capacity
                                                                               should be shown.
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

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NON TRANSFERABLE                                       ADMISSION TICKET                                       NON TRANSFERABLE

                                  Please bring this ticket if you attend the Annual Meeting.
                                 It will expedite your admittance when presented upon arrival.

                                                      PACTIV CORPORATION

                                                ANNUAL MEETING OF SHAREHOLDERS

                                                     Friday, May 18, 2007
                                                           8:00 a.m.
                                                       Hilton Northbrook
                                                   2855 N. Milwaukee Avenue
                                                  Northbrook, Illinois 60062

                    PLEASE NOTE: ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS OF PACTIV
                     AS OF THE RECORD DATE OR THEIR PROXY HOLDER. GUESTS ARE NOT PERMITTED AT THE MEETING.
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                  (ARROW) PLEASE FOLD AND DETACH CARD AT PERFORATION. (ARROW)

                                      ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access our future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by notifying the Company's transfer agent, National City Bank, Post Office Box 92301 Cleveland, Ohio 44193-0900,
or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

(ARROW) IF VOTING BY MAIL, PLEASE SIGN AND DATE THE CARD BELOW AND FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. (ARROW)
------------------------------------------------------------------------------------------------------------------------------

PACTIV CORPORATION                                                                    PROXY / CONFIDENTIAL VOTING INSTRUCTIONS

Please indicate how you wish your shares to be voted. UNLESS OTHERWISE INDICATED, THE PROXIES WILL VOTE "FOR" ALL PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

1.   ELECTION OF DIRECTORS

     Nominees:   (1)  Larry D. Brady             1    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (2)  K. Dane Brooksher          2.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (3)  Robert J. Darnall          3.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (4)  Mary R. (Nina) Henderson   4.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (5)  N. Thomas Linebarger       5.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (6)  Roger B. Porter            6.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (7)  Richard L. Wambold         7    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                 (8)  Norman H. Wesley           8.   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2.   RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

                 [ ]  FOR                        [ ] AGAINST                [ ] ABSTAIN

------------------------------------------------------------------------------------------------------------------------------
        [ ] Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

                                       (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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